                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Community Banks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                        [LOGO OF COMMUNITY BANKS, INC.]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 Date: May 2, 2000
                                 Time: 10:00 a.m.
                                 Place: Sheraton Inn East
                                      800 East Park Drive
                                      Harrisburg, Pennsylvania

Matters to be voted on:

    1. Election of Directors. Election of four (4) Class A Directors to serve until the 2004 annual meeting.

    2. 2000 Directors Stock Option Plan. Approval of our 2000 Directors Stock Option Plan.

    3. Employee Stock Purchase Plan. Approval of our 2000 Employee Stock Purchase Plan.

    4. Other Business. Any other business properly brought before the shareholders at the meeting.

  You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 29, 2000 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patricia E. Hoch

                                          PATRICIA E. HOCH
                                          Secretary

Millersburg, Pennsylvania
March 30, 2000

                             COMMUNITY BANKS, INC.

                               ----------------

                                PROXY STATEMENT
                                MARCH 30, 2000

                               ----------------

                              GENERAL INFORMATION

  This proxy statement has information about the annual meeting of shareholders of Community Banks, Inc. ("CBI"). The respective management of CBI, Community Banks, N.A. ("CBNA") and Peoples State Bank ("PSB") prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on March 30, 2000.

  We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

  Our executive offices are located at 150 Market Square, Millersburg, Pennsylvania, and our telephone number is (717) 692-4781. Our mailing address is P.O. Box 350, Millersburg, Pennsylvania 17061.

Shareholder Proposals for the 2001 Annual Meeting of Shareholders

  If you want to include a shareholder proposal in the proxy statement for the 2001 annual meeting, you must deliver the proposal to our secretary at our executive offices by November 19, 2000.

  If the date of our next annual meeting is advanced or delayed by more than 30 days from May 2, 2001, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.

                                    VOTING

Who can vote?

  You can vote your shares of common stock if our records show that you owned the shares at the close of business on February 29, 2000 (the "Record Date"). A total of 6,778,216 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

  The Trust Department of CBNA, as sole trustee, holds 19,082 shares of CBI common stock. The Trust Department may vote these shares at the annual meeting.

  As of the Record Date, management of CBI beneficially owned a total of 1,131,173 shares of CBI common stock.

What vote is required?

  All matters to be voted on at the annual meeting, including election of directors, must be approved by the holders of a majority of the shares of common stock entitled to vote.

What if other matters come up at the annual meeting?

  The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxyholders named in the enclosed proxy card will vote your shares as they see fit.

How are votes counted?

  Our transfer agent counts all votes cast by proxy before the annual meeting. Our judges of election will manually count all votes which are cast in person or by proxy at the annual meeting.

  Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted.

Can I change my vote after I return my proxy card?

  Yes. At any time before the vote on a proposal, you can change your vote either by:

  .  giving CBI's secretary a written notice revoking your proxy card; or

  .  signing, dating and returning to us a new proxy card.

  We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting?

  Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

                         ELECTION OF DIRECTORS OF CBI

  With respect to electing directors, CBI's bylaws provide as follows:

  . the board of directors will consist of not less than five nor more than 25 directors;

  . there will be four classes of directors, as nearly equal in number as possible;

  .  each class will be elected for a term of four years; and

  . each class will be elected in a separate election, so that the term of office of one class of directors will expire in each year.

  At the annual meeting, we will nominate the four persons named in this proxy statement as Class A Directors. Although we don't know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

  Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the secretary of CBI not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of CBI which you own. Your notice must also contain the following information on each proposed nominee:

  .  the name, address and age of the nominee;

  .  the principal occupation of the nominee;

  .  the number of shares of CBI common stock owned by the nominee; and

  . the total number of shares that, to your knowledge, will be voted for the nominee.

  If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judges of election will disregard any votes cast for your nominees.

  The proxyholders named in the proxy card intend to vote for the election of the four persons listed as Class A Directors to serve until the 2004 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class A Director is currently a director of CBI and CBNA.

  The following table shows the name and age of each nominee and the current directors in each class. The table also shows the following information on each nominee and director:

  . business experience, including principal occupation for the past five years;

  .  the period during which he or she has served as a director of CBI; and

  . the number and percentage of outstanding shares of common stock of CBI which he or she beneficially owned as of the Record Date.

                                Directors of CBI

                              Business Experience,                Amount and   Percentage
                              Including Principal                 Nature of        of
                               Occupation for the      Director   Beneficial   Outstanding
      Name and Age              Past Five Years        Since (1) Ownership(2)  Stock Owned
      ------------        ---------------------------- --------- ------------  -----------

Class A Directors:

To be elected for a four
 year term ending in
 2004:

Thomas L. Miller........  Retired Chairman and           1966       67,551(3)      .99%
 Age 67                   CEO of CBI, and Retired
                          Chairman, President and
                          CEO of CBNA

James A. Ulsh...........  Attorney-at-Law,               1977       17,109         .25%
 Age 53                   Mette, Evans &
                          Woodside,
                          Harrisburg, PA

Ronald E. Boyer.........  President, Alvord-             1981       24,020(4)      .35%
 Age 62                   Polk, Inc.
                          (manufacture of
                          cutting tools),
                          Millersburg, PA

Peter DeSoto............  CEO, J.T. Walker               1981       46,481         .69%
 Age 60                   Industries, Inc.
                          (manufacture of
                          metal products),
                          Elizabethville, PA
Class D Directors:

To continue in office
 until 2003:

Leon E. Kocher..........  Chairman of the                1963       28,565         .42%
 Age 87                   Board, Kocher Enterprises

Robert W. Rissinger.....  Secretary/Treasurer            1968      255,217(5)     3.77%
 Age 73                   Alvord-Polk, Inc.
                          Engle Rissinger Auto Group

John W. Taylor, Jr......  President,                     1998       20,704(6)      .31%
 Age 69                   Air Brake & Power
                          Equipment Co.

Susan K. Nenstiel.......  Regional Director of           1996          220         --
 Age 48                   Development
                          Lutheran Welfare Services
                          Hazleton, PA

Wayne H. Mummert........  Retired U.S. Postal Service/   1998       76,173(7)     1.12%
 Age 66                   Farmer

                           Business Experience,               Amount and     Percentage
                            Including Principal               Nature of          of
                            Occupation for the     Director   Beneficial     Outstanding
      Name and Age            Past Five Years      Since (1) Ownership(2)    Stock Owned
      ------------       ------------------------- --------- ------------    -----------
Class C Directors:

To continue in office
 until 2002:

Kenneth L. Deibler...... Self-Employed               1966        33,696          .50%
 Age 77                  Insurance Broker,
                         Elizabethville, PA

Allen Shaffer........... Attorney-at-Law,            1961        46,844(8)       .69%
 Age 74                  Millersburg and
                         Harrisburg, PA

Ernest L. Lowe.......... Chairman--CBI, CBNA,        1990     44,559(9)          .65%
 Age 63                  and PSB

Earl L. Mummert......... Consulting Actuary          1998        30,740(10)      .45%
 Age 55                  Conrad M. Siegel, Inc.
                         Harrisburg, PA
Class B Directors:

To continue in office
 until 2001:

Ray N. Leidich.......... Retired Dentist, Tremont,   1985        70,848(11)     1.05%
 Age 71                  PA

Thomas W. Long.......... Partner, Millersburg        1981         9,857          .15%
 Age 70                  Hardware Co.,
                         Millersburg, PA

Donald L. Miller........ President, Miller           1981        92,403         1.36%
 Age 70                  Bros. Dairy,
                         Millersburg, PA

Samuel E. Cooper........ Retired Superintendent,     1992         2,247          .03%
 Age 66                  Warrior Run School
                         District

Eddie L. Dunklebarger... President/CEO               1998       125,794(12)     1.84%
 Age 46                  CBI, CBNA, and PSB
                         Prior to March 31, 1998--
                         President/CEO of PSB

--------
 (1) Includes service as a director of CBNA (formerly Upper Dauphin National
     Bank), a wholly-owned subsidiary of CBI, prior to 1983 and service as a director of CBI after 1983.
 (2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after February 29, 2000. Beneficial ownership may be disclaimed as to certain of the securities.
 (3) Includes Stock Options to acquire 33,457 shares.
 (4) Includes 6,854 shares owned by Alvord-Polk, Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer, and 539 shares owned by Mr. Boyer's wife, Judith Boyer, and her mother.

 (5) Includes 6,854 shares owned by Alvord-Polk Tool Co., Inc., the stock of which is held 50% by Robert W. Rissinger and 50% by Ronald E. Boyer. Also includes 15,273 shares owned by Engle Rissinger Auto Group, Inc., 45,496 shares owned by Mr. Rissinger's wife, Shirley Rissinger, 11,106 shares owned by Engle Rissinger Auto Group, Inc. Profit Sharing Plan (R. Ibberson and H. Engle, Co-Trustees), and 89,306 shares held by Mr. Rissinger's IRA.
 (6) Includes 1,270 shares owned by Mr. Taylor's wife, LouAnn Taylor, and 908 held in Mr. Taylor's IRA.
 (7) Includes 17,671 shares held by Mr. Mummert's wife, Shirley, and Stock Options to acquire 2,103 shares.
 (8) Includes 7,633 shares owned by Mr. Shaffer's Retirement account.
 (9) Includes 193 shares owned by Mr. Lowe's wife, Barbara Lowe and 23 shares owned by Mr. Lowe's son, and also includes Stock Options to acquire 32,107 shares.
(10) Includes 19,568 shares held by Mr. Mummert's IRA, and Stock Options to acquire 2,103 shares.
(11) Includes 35,424 shares owned by Dr. Leidich's wife, Dolores Leidich.
(12) Includes 10,233 shares owned by Mr. Dunklebarger's children, 323 shares owned by Mr. Dunklebarger's wife, Connie, 9,075 shares held in Mr. Dunklebarger's 401k, Stock Options to acquire 72,094 shares, and 7,607 shares in his IRA.

  Harry B. Nell, currently a Class A Director, has chosen not to be nominated for re-election. Mr. Nell beneficially owns 34,215 shares of common stock, or
 .50% of the issued and outstanding CBI common stock.

  None of the directors or nominee directors are directors of other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

  The following is all shares owned beneficially by all directors and executive officers of CBI as a group:

                                             Amount and Nature of
                                           Beneficial Ownership(1)
                                           ------------------------
                                                                       Percent of
      Title of Class                         Direct      Indirect        Class
      --------------                       ----------- ------------    ----------
      Common..............................     964,645     166,528(2)    16.22%

--------
(1) See footnote 2 on page 5.
(2) The 6,854 shares owned by Alvord-Polk, Inc. are counted only once in this total. Alvord-Polk, Inc. is 50% owned Robert W. Rissinger and 50% owned by Ronald E. Boyer. Thus, these shares are indicated above as being beneficially owned by both Mr. Rissinger and Mr. Boyer.

                               MANAGEMENT OF CBI

Executive Officers

  The following table sets forth the executive officers of CBI (as determined in accordance with the rules and regulations of the Securities and Exchange Commission), their ages, their positions with CBI and the beneficial ownership of Common Stock of CBI by each of such persons. Share information is stated as of February 29, 2000.

                           Executive Officers of CBI

                                                         Amount and  Percentage
                                                         Nature of       of
                                                         Beneficial  Outstanding
 Name and Age                         Title             Ownership(1)    Stock
 ------------                         -----             ------------ -----------
Eddie L. Dunklebarger..... President and Chief            125,794       1.84%
 Age 46                    Executive Officer

Ernest L. Lowe............ Chairman                        44,559        .65%
 Age 63

Robert W. Lawley.......... Executive Vice-President        16,966        .25%
 Age 45

Terry L. Burrows.......... Executive Vice-President and    24,837        .37%
 Age 51                    Chief Financial Officer

Anthony N. Leo............ Executive Vice-President        24,489        .36%
 Age 39

Jeffrey M. Seibert........ Executive Vice-President        44,492        .65%
 Age 40

--------
(1) Includes currently exercisable options to acquire shares of CBI.

          BOARD EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

  Members of the Compensation Committee as of December 31, 1999 were, Robert
W. Rissinger, James A. Ulsh, Earl L. Mummert, Peter DeSoto and John W. Taylor, Jr. None of these committee members have been officers or employees of CBI or any of its subsidiaries at any time. James A. Ulsh is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert is a consulting actuary with Conrad M. Seigel, Inc. which provides actuarial services for CBI.

  Through our executive compensation policy, we seek to achieve the following goals in determining compensation of our executive officers:

  . integrate compensation with CBI, CBNA and PSB annual and long-term performance goals;

  .  reward exceptional performance;

  .  recognize individual initiative and achievements;

  .  attract and retain qualified executives;

  . provide compensation packages competitive with those offered by other similarly situated bank holding companies and banks; and

  .  encourage stock ownership by executive officers.

  In order to achieve the goals set forth in our executive compensation policy, the Compensation Committee considers a variety of criteria in evaluating and establishing compensation. Among other things, the Compensation Committee considers and compares information reported in SNL Securities Bank Performance Report and the SNL Executive Compensation Review for Commercial Banks in evaluating executive compensation.

  The Compensation Committee believes that compensation for CBI's executive officers can best be accomplished through a combination of techniques, including:

  .  salary;

  .  the CBI Bonus Plan;

  .  the Long-Term Incentive Plan; and

  .  appropriate fringe benefits.

CBI Bonus Plan

  We maintain a Bonus Plan for the executive officers of CBI and its subsidiaries. Pursuant to this plan, a certain percentage of net income is placed in a bonus pool. Bonuses paid to the executive officers are determined by the Compensation Committee pursuant to guidelines established by the Committee. The guidelines are based upon the level of net income CBI achieves during the year. The remainder of the bonus pool is distributed to other officers of CBI or its subsidiaries. The Compensation Committee delegates to the Chief Executive Officer the distribution of the remainder of the bonus pool. In 1999, Eddie L. Dunklebarger, Chief Executive Officer, and Ernest L. Lowe, Chairman, each received bonuses of $50,000. The total amount of bonuses paid to all executive officers, including those amounts paid Mr. Dunklebarger and Mr. Lowe, was $200,274. The remainder of the bonus pool distributed to other officers of CBI and its subsidiaries totaled $600,000.

Long-Term Incentive Plan

  In 1998, we adopted a Long-Term Incentive Plan. Under the plan, we can issue incentive stock options, stock appreciation rights, and non-qualified stock options. The Compensation Committee believes that stock ownership by management helps align management's interests with the interests of the shareholders in enhancing and increasing the value of CBI common stock. The Compensation Committee considers the same criteria in awarding stock options that it considers in making other compensation decisions.

Employment Agreements

  We have entered into employment agreements with our executive officers and some of our other key employees. Following is a summary of those agreements.

 Mr. Dunklebarger and Mr. Lowe

  Mr. Dunklebarger's employment agreement provides that he is employed for a period of five (5) years beginning March 31, 1998. Upon the expiration of the third year of the initial five-year term, and upon the expiration of each additional year of employment, Mr. Dunklebarger's employment automatically extends for an additional year (resulting in successive three-year terms) unless, no later than ninety (90) days prior to the expiration date, either the Board of Directors of CBI or Mr. Dunklebarger gives written notification to the other of its/his intent not to renew the employment agreement.

  Pursuant to his agreement, Mr. Lowe is employed for a period of three (3) years beginning March 31, 1998. On each anniversary date of the effective date of the agreement, the term of the employment agreements automatically renews and is extended for an additional one-year period unless either party shall have provided the other party with notice of intent not to renew within sixty
(60) days prior to the anniversary date.

  Pursuant to their agreements, Mr. Dunklebarger and Mr. Lowe each received an initial annual salary of $190,000. Their salaries are subject to increase as the Compensation Committee and the Board of Directors deems appropriate. For a period of two (2) years (beginning with calendar year 1998), Mr. Dunklebarger and Mr. Lowe each received a bonus equal to the greater of (i) $50,000, or
(ii) any bonus to which he would be entitled to as a participant in CBI's executive bonus plan. Going forward, Mr. Dunklebarger and Mr. Lowe will each participate in CBI's executive bonus plan. Additionally, Mr. Dunklebarger and Mr. Lowe are entitled to participate in or receive benefits under all CBI employment benefit plans, including the right to receive options for at least 6,000 shares of CBI Common Stock (to be adjusted for stock splits and stock dividends), per year, under CBI's existing stock option plan. Mr. Dunklebarger and Mr. Lowe will also be entitled to other benefits and perquisites as CBI's Board of Directors deems appropriate.

 Mssrs. Lawley, Burrows, Leo, and Seibert

  The agreements with Robert W. Lawley, Terry L. Burrows, Anthony N. Leo, and Jeffrey M. Seibert generally provide that they are employed for rolling terms of two (2) years. On each anniversary date of the agreements, the term of the agreements automatically renews and is extended for an additional one-year period unless either party has provided the other party with notice of intent not to renew within sixty (60) days before the anniversary date. The agreements also provide that if the employee's employment is terminated pursuant to a change in control, as defined in the agreements, the employee may elect to receive in a single payment an amount equal to salary to which the employee would be entitled to be paid between the date of termination and the end of the remaining term of the agreement.

 Mssrs. Hawley, Bogle, Bednar, Fulk and Helt

  The employment agreements of David E. Hawley, Lewis C. Bogle, Ronald E. Bednar, Brett D. Fulk and James P. Helt have similar provisions. The agreements generally provide that if the employee's employment is terminated pursuant to a change in control, as defined in the agreement, the employee will receive severance compensation equal to two times the employee's gross salary for the calendar year preceding the date of termination. This severance compensation will be paid in cash within thirty (30) days from the date of termination. The benefits provided under these agreements are unfunded and will be paid out of the general assets of CBI when they become payable.

Executive Compensation

  The Compensation Committee seeks to attract and retain qualified executive officers by offering compensation competitive with that offered by similar bank holding companies. The Compensation Committee considers objective and subjective criteria. Among other things, the Committee considers data from the SNL Executive Compensation Review. The SNL Executive Compensation Review helps the Committee compare CBI's executive compensation to that of a peer group of 14 Pennsylvania bank holding companies with assets between $300,000,000 and $1,350,000,000. The SNL Executive Compensation Review compares:

  .  asset size;

  .  return on assets;

  . the salaries of the chief executive officer and other executive officers;

  .  return on average assets; and

  .  return on average equity.

  The Compensation Committee also considers the performance of CBI common stock on the American Stock Exchange, particularly compared with the performance of the stock of other comparable bank holding companies.

  The Compensation Committee does not make its recommendations based solely on corporate performance. The Committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

 Eddie L. Dunklebarger--President and CEO of CBI, CBNA and PSB

  For 1999, Mr. Dunklebarger received an annual salary of $205,033. He was also a participant in the CBI Long Term Incentive Plan and the CBI Bonus Plan. Mr. Dunklebarger received a bonus of $50,000, based on 1998 performance. Pursuant to the CBI Long Term Incentive Plan, Mr. Dunklebarger received stock options to purchase 15,000 shares of CBI common stock at an exercise price of $22.50 per share. These options, granted in December of 1999, were based on 1999 performance.

 Ernest L. Lowe--Chairman of CBI, CBNA and CBI

  For 1999, Mr. Lowe received an annual salary of $205,000. He was also a participant in the CBI Long Term Incentive Plan and CBI Bonus Plan. Mr. Lowe received a bonus of $50,000, based on 1998 performance. Pursuant to the CBI Long Term Incentive Plan, Mr. Lowe received stock options to purchase 10,000 shares of CBI common stock at an exercise price of $22.50 per share. These options, granted in December of 1999, were based on 1999 performance.

 Other Executive Officers

  With respect to the compensation of CBI's other executive officers, the Compensation Committee considers information provided by the Chief Executive Officer about each executive officer including:

  .  level of individual performance;

  .  contribution to the consolidated organization; and

  .  salary history.

  The Compensation Committee also considers:

  .  the earnings of CBI on a consolidated basis;

  .  the peer group compensation information discussed above;

  .  individual performance factors; and

  . its subjective evaluation of the services provided by each executive officer.

  You can see the compensation paid to CBI's other executive officers in the Summary Compensation Table on page 12 of this proxy statement.

  This report is given over the signatures of the Compensation Committee, consisting of Robert W. Rissinger, Peter DeSoto, James A. Ulsh, Earl L. Mummert, and John W. Taylor, Jr.

Stock Performance Graph

  The following graph shows the yearly percentage change in CBI's cumulative total shareholder return on its common stock from December 31, 1994 to December 31, 1999 compared with the cumulative total return of the AMEX Stock Market (US Companies) and a self-determined peer group consisting of 12 bank holding companies. The bank holding companies in the peer group are Bryn Mawr Bank Corp., Commerce Bancorp, Inc., Drovers Bancshares Corp., F & M Bancorp MD, First Colonial Group, Inc., Harleysville National Corp., Harris Financial, Inc., Main Street Bancorp, Inc., National Penn Bancshares, Inc., Omega Financial Corp., Sun Bancorp, Inc. and York Financial Corp.

Cash Compensation

  The following Summary Compensation Table shows the annual salary and other compensation for our executive officers for the last three years.

                          SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                             ------------------------------
                                   Annual Compensation         Awards   Payouts
                              ------------------------------ ---------- --------
                                                     Other
                                                    Annual   Restricted                     All Other
        Name and                                    Compen-    Stock    Options/    LTIP     Compen-
       Principal                                   sation(1) Awards(2)  SARs(3)  Payouts(4)  sation
        Position         Year Salary ($) Bonus ($)    ($)       ($)       (#)       ($)        ($)
       ---------         ---- ---------- --------- --------- ---------- -------- ---------- ---------
Eddie L. Dunklebarger... 1999  205,033    50,000      --        --       15,000     --        55,732(5)
 President & CEO of      1998  184,808    59,200      --        --       32,552     --        41,885
 CBI, CBNA and PSB(6)    1997  135,482    58,000      --        --       17,229     --        97,707

Ernest L. Lowe.......... 1999  205,000    50,000      --        --       10,000     --      103 ,100(7)
 Chairman of CBI,        1998  190,000    36,586      --        --       10,500     --         5,400
 CBNA and PSB            1997  146,000    29,894      --        --        3,938     --         3,000

Robert W. Lawley........ 1999  107,000    25,137      --        --        5,000     --        17,414(8)
 Executive Vice-         1998  100,400    29,220      --        --        5,250     --           --
 President               1997   93,000    24,013      --        --        2,363     --           --

Terry L. Burrows........ 1999   98,000    25,137      --        --        5,000     --        18,297(9)
 Executive               1998   91,100    27,792      --        --        5,250     --           --
 Vice-President & CFO    1997   84,300    21,803      --        --        2,363     --           --

Jeffrey M. Seibert...... 1999  100,800    25,000      --        --        5,000     --        19,223(10)
 Executive               1998   88,269    29,200      --        --       11,552     --        17,624
 Vice-President(11)      1997   74,077    27,200      --        --        5,741     --        28,189

Anthony N. Leo.......... 1999  100,800    25,000      --        --        5,000     --        19,161(12)
 Executive Vice-         1998   88,269    29,200      --        --       11,552     --        17,382
 President(13)           1997   74,077    27,200      --        --        5,741     --        26,594

--------
 (1) The total personal benefits provided by CBI and its subsidiaries for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years shown. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.
 (2) We have not issued any Restricted Stock Awards to any executive officer.
 (3) In 1997, 1998 and 1999, Mr. Lowe, Mr. Lawley and Mr. Burrows each received stock options to acquire the number of shares shown in the Summary Compensation Table. These options, granted pursuant to the CBI Long-Term Incentive Plan. In 1998 and 1999, Mr. Dunklebarger, Mr. Seibert and Mr. Leo each received stock options to acquire the number of shares shown in the Summary Compensation Table, also pursuant to the CBI Long-Term Incentive Plan. Stock Options for Mr. Dunklebarger, Mr. Seibert and Mr. Leo in 1998 and 1997 include options awarded to them as officers of PSB, prior to the PSB Merger. When appropriate, stock options shown above have been adjusted for subsequent stock dividends and stock splits.
 (4) CBI does not maintain any Long-Term Incentive Plan as defined in the applicable SEC regulations, and has made no payouts pursuant to any such plan.
 (5) Includes director fees of $4,800 in 1999, and $2,250 in 1998. Includes employer contributions to the CBI 401(k) Plan of $14,354 in 1999, $14,600 in 1998, and $14,350 in 1997. Includes SERP accruals of $26,978 in 1999, $25,035 in 1998 and $83,357 in 1997.
 (6) 1997 figures reflect amounts paid as an officer of PSB.

 (7) Includes director fees of $5,400 in 1999 and 1998, and $3,000 in 1997. Includes employer contributions to the CBI 401(k) Plan of $12,800 in 1999. Includes SERP accruals of $84,900 in 1999.
 (8) Includes employer contributions to the CBI 401(k) Plan of $10,714 in 1999. Includes SERP accruals of $6,700 in 1999.
 (9) Includes employer contributions to the CBI 401(k) Plan of $9,897 in 1999. Includes SERP accruals of $8,400 in 1999.
(10) Includes employer contributions to the CBI 401(k) Plan of $11,322 in 1999, $10,292 in 1998, and $9,213 in 1997. Includes SERP accruals of $7,901 in 1999, $7,332 in 1998 and $18,976 in 1997.
(11) 1997 figures reflect amounts paid as an officer of PSB.
(12) Includes employer contributions to the CBI 401(k) Plan of $11,925 in 1999, $10,667 in 1998, and $9,213 in 1997. Includes SERP accruals of $7,236 in 1999, $6,715 in 1998 and $17,381 in 1997.
(13) 1997 figures reflect amounts paid as an officer of PSB.

Stock Options

  In 1998, the shareholders of CBI adopted the CBI Long-Term Incentive Plan. This plan allows us to issue awards to key officers of CBI. Awards may be made in the form of incentive stock options (ISOs), nonqualified stock options (NQSOs) and stock appreciation rights (SARs).

Incentive Stock Options

  The Internal Revenue Code requires all ISOs to be granted at a price not less than 100% of the fair market value of CBI common stock on the date the ISO is granted. ISOs are not transferable, except upon death by will or descent and distribution, and may not have a term of exercise longer than ten years. In addition, no ISO may be exercised for a period of at least six months after the ISO is granted.

  In December, 1999:

  .  Eddie L. Dunklebarger was granted 5,554 ISOs; and

  .  Ernest L. Lowe was granted 4,258 ISOs.

  The plan requires adjustment of the options to reflect changes in the number of outstanding shares caused by events such as the declaration and payment of a stock dividend. Consequently, the option price of and number of shares subject to all ISOs granted has been adjusted each time a stock dividend has been declared and paid.

Nonqualified Stock Options (NQSO)

  NQSOs may or may not have a vesting schedule, depending on the terms of the grant as determined by the Committee administering the plan. Although tax treatment of ISOs and NQSOs may differ, the plan imposes the same general conditions and restrictions on NQSOs as it does on ISOs. These conditions are described above. In December, 1999:

  .  Eddie L. Dunklebarger was granted 9,446 NQSOs; and

  .  Ernest L. Lowe was granted 5,742 NQSOs.

  To date, all NQSOs granted have an option price equal to the fair market value of CBI common stock on the date the NQSO was granted.

Stock Option Grants

  The following table shows:

  .  the number of stock options granted to executive officers in 1999;

  . the percentage which the executive's options bears in relation to the total options granted to all key employees during the year;

  .  the option price;

  .  the expiration of the option; and

  . the potential realizable value of the options assuming certain rates of stock appreciation:

                              STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR

                                Individual Grants
                         -------------------------------                    Potential
                         Number of  % of Total                         Realizable Value at
                         Securities  Options/                       Assumed Annual Alternative
                         Underlying    SARs                            Rates of Stock Price
                          Options/  Granted to Exercise                    Appreciation
                            SARs    Employees   or Base                  for Option Term
                          Granted   in Fiscal    Price   Expiration --------------------------
   Name                     (#)        Year    ($/Sh)(1)    Date                   10%($)(2)
   ----                  ---------- ---------- --------- ----------   5%($)(2)   -------------
Eddie L. Dunklebarger...   15,000     17.05%   $22.5000  12-06-2009 $     212,252$     537,888
Ernest L. Lowe..........   10,000     11.36%   $22.5000  12-06-2009 $     141,501$     358,592
Robert W. Lawley........    5,000      5.68%   $22.5000  12-06-2009 $      70,751$     179,296
Terry L. Burrows........    5,000      5.68%   $22.5000  12-06-2009 $      70,751$     179,296
Anthony N. Leo..........    5,000      5.68%   $22.5000  12-06-2009 $      70,751$     179,296
Jeffrey M. Seibert......    5,000      5.68%   $22.5000  12-06-2009 $      70,751$     179,296

--------
(1) Options were granted in December, 1999, each with an exercise price of $22.50 per share. The option prices in all events equal the fair market value of CBI common stock on the date of the grant. The options granted in December 1999 were for calendar year 1999.
(2) Applicable SEC regulations require us to disclose the potential appreciation in options granted to executive officers, assuming annualized rates of stock price appreciation of 5% and 10% over the term of the option. Appreciation is determined as of the expiration date of the option. The figures shown above assume 5% and 10% rates of appreciation on an annual basis, with annual compounding of the appreciation rate, beginning with the original option price of $22.50 per share.

Stock Option Exercises

  The following table shows:

  .  all options exercised by each executive officer of CBI during 1999;

  .  the number of shares acquired on exercise;

  .  the value realized by the executive officer upon exercise; and

  . the number of exercisable and un-exercisable options outstanding for each executive officer, and the value of those options, as of December 31, 1999:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                          Value of
                                                      Number of         Unexercised
                                                     Unexercised        In-the-Money
                                                   Options/SARs at    Options/SARs at
                            Shares                    FY-End (#)         FY-End ($)
                         Acquired on     Value       Exercisable/       Exercisable/
   Name                  Exercise (#) Realized ($) Unexercisable(1) Unexercisable(1),(2)
   ----                  ------------ ------------ ---------------- --------------------
Eddie L. Dunklebarger...      --            --      63,479/36,511     496,131/155,202
Ernest L. Lowe..........    7,621       109,758     32,107/17,718       258,780/5,383
Robert W. Lawley........    1,050        18,774     16,277/12,631      150,714/20,209
Terry L. Burrows........    2,084        22,355      3,037/12,631        8,763/20,209
Anthony N. Leo..........    8,600       107,811       7,435/9,200         1,190/2,946
Jeffrey M. Seibert......      --            --      21,084/13,944      170,644/57,323

--------
(1) All options granted through December 31, 1999 are reported. Exercisable options are fully vested. Options which will vest in the future are reported as unexercisable.
(2) The dollar values shown above were calculated by determining the difference between the closing trading price of CBI common stock at December 31, 1999, which was $22.875 per share, and the option price of each option as of December 31, 1999.

Pension Plan

  CBNA maintains a pension plan for its employees. An employee becomes a participant in the pension plan on January 1 or July 1 after completing one year of service (12 continuous months) and reaching age 21. The cost of the pension is actuarially determined and paid by CBNA. The amount of monthly pension is equal to 1.15% of average monthly pay up to $650, plus .60% of average monthly pay in excess of $650, multiplied by the number of years of service completed by an employee. The years of service for the additional portion are limited to a maximum of 37. Average monthly pay is based upon the 5 consecutive plan years of highest pay preceding retirement. The maximum amount of annual compensation used in determining retirement benefits is $160,000. A participant is eligible for early retirement after reaching age 60 and the completing five years of service. The early retirement benefit is the actuarial equivalent of the pension accrued to the date of early retirement. As of December 31, 1999, the following officers have been credited with the following years of service: Ernest L. Lowe--15 years of service, Robert W. Lawley--24 years of service, and Terry L. Burrows--26 years of service.

  In 1999, the Board of Directors amended the plan so that pension benefits will be offset by employer contributions to the CBI 401(k) Plan. Employees hired after December 31, 1998 are not eligible to participate in the pension plan. The amount shown on the following table assumes an annual retirement benefit for an employee who chose a straight life annuity and who will retire at age 65. These amounts are offset for the employer contribution in the 401(k) Plan.

                              PENSION PLAN TABLE

                                     Years of Service
                --------------------------------------------------------------------
Remuneration      15          20          25          30          35           40
------------      --          --          --          --          --           --
   35,000       $ 8,486     $11,314     $14,143     $16,971     $19,800     $ 22,138
   55,000       $13,736     $18,314     $22,893     $27,471     $32,050     $ 35,778
   75,000       $18,986     $25,314     $31,643     $37,971     $44,300     $ 49,418
   95,000       $24,236     $32,314     $40,393     $48,471     $56,550     $ 63,058
  115,000       $29,486     $39,314     $49,143     $58,971     $68,800     $ 76,698
  135,000       $34,736     $46,314     $57,893     $69,471     $81,050     $ 90,338
  150,000       $38,673     $51,564     $64,455     $77,346     $90,237     $100,568
  175,000       $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
  200,000       $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
  225,000       $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
  250,000       $41,298     $55,064     $68,830     $82,596     $96,362     $107,388
  275,000       $41,298     $55,064     $68,830     $82,596     $96,362     $107,388

CBI 401(k) Profit Sharing Plan

  Effective January 1, 2000, the previously existing PSB 401(k) Plan and CBNA 401(k) Plan were merged to create the CBI 401(k) Profit Sharing Plan for employees of CBI and its subsidiaries. Each employee is eligible to participate in the plan after they have completed six months of service and have reached their twenty-first birthday. The plan offers both immediate and future benefits to employees in the program. The plan will be submitted to the Internal Revenue Service for favorable determination as a tax deferred retirement program.

  CBI allocates for participating accounts an annual amount based on CBI's earnings at the end of each calendar year. The amount allocated to an employee's account is based on the relationship of the employee's annual compensation to the total annual compensation paid by CBI to all employees participating in the plan. Subject to limitations of the plan and the trust under plan, an employee can receive a percentage (to be determined in the discretion of the Board of Directors) of his or her annual compensation as a contribution to the plan account each year. The monies allocated to each employee's account are held and invested by the trustee for the plan. Employees become fully vested in the plan after five years of service. Upon retirement, employees will be eligible to withdraw their vested interest in the plan according to the plan provisions. Should the participant become disabled or upon his or her death, the plan allows for other payment options. As a participant in the plan, the employee has the right to direct the investment of all of his or her funds. An employee may split his or her investment between two or more types of investments or instruct the administrator to place the entire amount in one investment account.

  In order to allow participants the opportunity to increase their retirement income, each participant may, at the discretion of the administrator, elect to voluntarily contribute no less than 1% and no more than 17% (subject to certain limitations) of his or her total compensation earned while a participant under the plan. The amounts in each participant's voluntary contribution account are fully vested at all times and are not subject to forfeiture for any reason. The normal retirement age under the plan is age 65.

Community Banks, N.A. / Peoples State Bank Executive Survivor Income
Agreements

  On June 1, 1994, CBNA entered into Survivor Income Agreements with Ernest L. Lowe, Robert W. Lawley, Terry L. Burrows, Lewis C. Bogle, and David E. Hawley. On February 5, 1999, PSB and CBI entered into similar agreements with Eddie L. Dunklebarger, Anthony N. Leo and Jeffrey M. Seibert. For the purpose of describing the provisions of these agreements, CBNA and PSB will each be referred to as the "Bank."

  In these agreements, the Bank promised to pay to each executive employee's designated beneficiary a survivor income benefit. The survivor's income benefit is payable only if the executive employee dies before terminating employment with the Bank and only to the extent that the Bank owns life insurance policies on the executive employee's life at the time of his or her death.

  The base death benefit is equal to the lesser of:

  . three times the executive employee's base salary for the calendar year in which the executive's death occurs; or

  . the amount of life insurance proceeds received by the Bank due to the executive's death.

  The base death benefit, however, will be increased by an amount equal to the death benefit multiplied by CBI's projected highest marginal federal income tax rate for the year in which the executive's death occurs. The survivor's income benefit will be paid in a lump sum within 60 days after the executive employee's death. These agreements are funded by life insurance policies on each executive employee's life.

  The life insurance policies are owned by the Bank, and are in place of each executive employee's participation in the Bank's group life insurance plan. A split dollar insurance agreement goes into effect after the executive employee reaches the age of 65, as long he has completed ten (10) years of service. Pursuant to the terms of the split dollar agreement, the executive employee has the right to designate the beneficiary of the death proceeds of the policy to the extent the proceeds exceed the cash surrender value of the policy on the date before the executive employee's death.

Supplemental Executive Retirement Plans

  CBI maintains Supplemental Executive Retirement Plans providing key man life insurance on the lives of certain executive employees. Pursuant to the plans, CBI has purchased key man life insurance policies with death benefits payable to CBI if an executive dies in the course of his employment with CBI, in initial net amounts of:

  .  $1,270,000 covering the life of Eddie L. Dunklebarger;

  .  $1,120,000 covering the life of Ernest L. Lowe;

  .  $912,000 covering the life of Robert W. Lawley;

  .  $679,500 covering the life of Terry L. Burrows;

  .  $575,000 covering the life of Anthony N. Leo; and

  .  $570,000 covering the life of Jeffrey M. Seibert.

  The plans also provide salary continuation benefits for the executives pursuant to Salary Continuation Agreements entered into between CBI and the executives. If the executive remains employed by CBI until he or she reaches age 62, then the executive will be entitled to salary continuation for twenty years after retirement. Pursuant to their respective agreements, the following individuals are entitled to the following amounts:

  .  Eddie L. Dunklebarger--$80,000 per year;

  .  Ernest L. Lowe--$45,000 per year;

  .  Anthony N. Leo--$40,000 per year;

  .  Jeffrey M. Seibert--$40,000 per year;

  .  Robert W. Lawley--$35,000; and

  .  Terry L. Burrows--$25,000.

  If the executive's employment with CBI is terminated before age 62, the executive will receive reduced benefits at age 62 in accordance with accrual of benefits schedules set forth in the respective agreements. Benefits will not be paid if an executive's employment is terminated for cause (as defined in the respective agreements). In the event of termination due to disability, CBI may elect to pay the accrued benefit immediately in a lump sum, discounted to present value. In the event that an executive is terminated after a change in control but prior to age 62, the executive will receive at age 62 his accrued benefit, plus an additional benefit equal to three years additional accrual in the case of Mr. Dunklebarger, and two years additional accrual in the cases of Mssrs. Leo, Seibert, Lawley and Burrows. If the executive dies prior to or during the benefit payment period, normal retirement benefits will be payable to the executive's beneficiaries beginning within one month after the executive's death.

Directors' Compensation

  In 1999, each CBI director received a quarterly fee of $750. Each outside director received a fee of $250 for each Board meeting attended. Each director who was not an executive officer also received $250 for each Committee meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

  Our directors and executive officers must file reports with the Securities and Exchange Commission indicating:

  .  the number of shares of CBI common stock they beneficially own; and

  .  changes in their beneficial ownership.

  To the best of our knowledge, our directors and executive officers filed all required reports in 1999.

Transactions with Officers and Directors

  During 1999, CBNA had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of CBI and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features.

  Allen Shaffer, a director of CBI, is an attorney practicing in Harrisburg and Millersburg, Pennsylvania, who has been retained in the last fiscal year by CBI and who CBI proposes to retain in the current fiscal year. James A. Ulsh, a director of CBI, is a shareholder/employee of the law firm of Mette, Evans & Woodside, Harrisburg, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Thomas J. Carlyon, a director of CBNA, is a partner in the law firm of Carlyon & McNelis, Hazleton, Pennsylvania, which CBI has retained in the last fiscal year and proposes to retain in the current fiscal year. Earl L. Mummert, a director of CBI, is an actuarial consultant with Conrad M. Siegel, Inc., Harrisburg, Pennsylvania, which provides actuarial services to CBI.

Committees of the Board of Directors of CBI

  The Board of Directors of CBI has established three (3) committees:

  .  the Audit Committee;

  .  the Executive Committee; and

  .  the Compensation Committee.

  We do not have a nomination committee but provide for the nomination of directors as described under "ELECTION OF DIRECTORS OF CBI" on page 2 of this proxy statement.

  The Board of Directors met five (5) times during 1999. No director attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served.

Audit Committee

  Members:                 Kenneth L. Deibler                                 James A. Ulsh
                           Samuel E. Cooper                                   Ronald Boyer
                           Ray N. Leidich                                     Leon E. Kocher
                           Susan K. Nenstiel                                  Todd E. Elgin
                           Earl L. Mummert                                    Wayne H. Mummert

  Meetings: 4

  Functions:

  .  Supervise and recommend to the Board changes in audit procedures;

  .  Recommend to the Board the hiring of the outside auditors;

  . Review the complete audit of the books and financial statements of CBI and its subsidiaries;

  . Review and make recommendations to the Board regarding the internal auditor's report and the certified public accountants' audit report;

  .  Review examination reports by state and federal banking regulators; and

  .  Review all insurance of CBI and its subsidiaries on an annual basis.

Executive Committee

  Members:               Robert W. Rissinger                             Peter DeSoto
                         Allen Shaffer                                   James A. Ulsh
                         Donald L. Miller                                John W. Taylor, Jr.
                         Earl L. Mummert                                 Wayne H. Mummert
                         Harry B. Nell                                   Thomas L. Miller

  Meetings: 7

  Functions:

  .  Review policies and other items to be presented to the Board; and

  . Act on behalf of the Board in between scheduled Board meetings as permitted by law.

Compensation Committee

  Members:                  Robert W. Rissinger                                   James A. Ulsh
                            Earl L. Mummert                                       Peter DeSoto
                            John W. Taylor, Jr.

  Meetings: 1

  Functions:

  .  Evaluate CBI's compensation policies and plans;

  .  Review and evaluate the individual performance of executive officers;
     and

  . Make recommendations to the Board regarding the compensation of executive officers.

                    APPROVAL OF DIRECTORS STOCK OPTION PLAN

  At the annual meeting, you will be asked to vote to approve the CBI 2000 Directors Stock Option Plan. We recommend that you vote for it. A copy of the plan is attached to this proxy statement as Appendix "A."

Vote Required

  If a majority of the shares of common stock entitled to vote at the meeting are voted for the plan, the plan will be approved.

Summary of the Plan

  Here is a summary of the significant terms of the plan approved by the Board of Directors on February 8, 2000:

  Total Number of Shares           200,000
   Covered...................

  Administration.............      The Compensation Committee will administer
                                   the Plan.

  Eligible Persons...........      Non-employee Directors of CBI and its
                                   subsidiaries.

  Exercise Price.............      Generally the fair market value of CBI's
                                   common stock on the date we grant the
                                   option.

  Terms of Options...........      Generally 10 years, but could be a shorter
                                   period.

  Vesting of Options.........      Options granted under the plan generally
                                   will not be subject to vesting schedules.
                                   The holder of an option may exercise the option one (1) year after the date of grant.

  Exercise of Options........      The holder of an option can pay the
                                   exercise price of the option in cash, or at the Board's or the Committee's discretion, with CBI common stock (valued at the closing price of the common stock on the exercise date) or a combination of cash and CBI stock.

  Transferability............      Options are not transferable except by will
                                   or by intestate succession.

  Acceleration of Vesting          If a Change of Control of CBI (as defined
   Options...................      in the plan) occurs, the options will vest
                                   immediately and become exercisable in full unless we determine otherwise.

  Term of Plan...............      The Plan will expire on December 31, 2010,
                                   unless we terminate it earlier.

Federal Income Tax Consequences to Option-Holders

  Options granted under the plan will be non-qualified stock options ("NSO's"). An option-holder generally will not recognize any taxable income when we grant the option. When the option-holder exercises the option, he or she will recognize ordinary income for tax purposes equal to the excess of the fair market value of the shares over the exercise price. When the option-holder resells the stock, he or she will recognize capital gain or loss equal to any difference between the sale price and the exercise price to the extent not recognized as ordinary income as provided above. We are entitled to take a deduction in the amount of ordinary income recognized by the option-holder.

  This is only a summary of the federal income tax consequences of the grant and exercise of options under the plan. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any municipality, state, or foreign country where an optionee resides.

                   APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

  At the annual meeting, you will be asked to vote to approve the CBI Employee Stock Purchase Plan. We recommend that you vote for it. A copy of the plan is attached to this proxy statement as Appendix "B."

Vote Required

  If a majority of the shares of common stock entitled to vote at the meeting are voted for the plan, the plan will be approved.

Summary of the Plan

  Here is a summary of the significant terms of the plan approved by the Board of Directors on February 8, 2000:

  Purpose....................      Provide a convenient method for employees
                                   of CBI and its subsidiaries to acquire CBI common stock.

  Total Number of Shares           100,000
   Covered...................

  Administration.............      The Board of Directors will appoint a
                                   committee to administer the plan.

  Eligible Persons...........      Generally, employees of CBI and its
                                   subsidiaries except those employees who
                                   work 20 hours per week or less or 5 months per calendar year or less. Certain employees with substantial stock interests in CBI or substantial rights to purchase
                                   CBI stock under the plan may also be
                                   excluded.

  Participation..............      Employees can begin participating in the
                                   plan by filing an authorization for payroll deduction with us. Each participant will choose to have deductions from his or her base pay at rates between 2% and 10%.

  Purchase Price.............      90% of the fair market value of CBI's
                                   common stock on the first day of the
                                   offering.

  Offerings..................      The plan provides for monthly offerings of
                                   CBI stock. Each offering will begin on the first day of each month and end on the last day of each month. On the first day of each offering, we will grant each participant an option to purchase CBI common stock. The first offering under the Plan will begin
                                   July 1, 2000.

  Exercise of Options........      On the last day of each offering, each
                                   participant's options will automatically be exercised. The participant's payroll deductions accumulated during that offering will be used to pay the exercise price for the stock.

  Transferability............
                                   Options are not transferable except by will or by intestate succession.

Federal Income Tax Consequences to Employees

  If the employee holds the underlying stock for the required holding period, he or she will receive special tax treatment. The employee will not recognize any taxable income when we grant the option or when the employee exercises the option. When the employee resells the stock, he or she will recognize capital gain or loss equal to any difference between the sale price and the employee's basis in the stock.

  When the employee resells the stock, he or she will also recognize ordinary income equal to the lesser of:

  . the difference between the fair market value of the stock on the date of grant and the option price; or

  . the difference between the stock's fair market value at the time of sale and the option price.

  The amount which the employee recognizes as ordinary income will be added to the employee's basis in the stock when calculating the employee's capital gain on reselling the stock.

  The required holding period is the later of one year from the date of exercise or two years from the date of the grant. If the employee disposes of the stock during this holding period, he or she will recognize ordinary income equal to the difference between the fair market value on the date of exercise and the exercise price. We are entitled to take a deduction in the amount of ordinary income recognized by the employee.

  This is only a summary of the federal income tax consequences of the grant and exercise of options under the plan. It is not a complete statement of all tax consequences. In particular, we have not discussed the income tax laws of any municipality, state, or foreign country where an employee resides.

                                OTHER BUSINESS

  At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

                            FORM 10-K ANNUAL REPORT

  You can obtain a copy of the CBI Form 10-K Annual Report for the year ended December 31, 1999 at no charge by writing to:

    Terry L. Burrows, EVP/CFO
    Community Banks, Inc.
    P.O. Box 350
    Millersburg, Pennsylvania 17061

  Our Annual Report on Form 10-K for the year ended December 31, 1999, which we filed with the SEC, is incorporated in this proxy statement by reference. All information appearing in this proxy statement should be read together with, and is qualified in its entirety by, the information and financial statements (including notes) appearing in the Annual Report.

                                RETURN OF PROXY

  You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

                                          By order of the Board of Directors,
                                          [/s/ Patricia E. Hoch]
                                          Patricia E. Hoch
                                          Secretary

Millersburg, Pennsylvania
March 30, 2000

                                                                   APPENDIX "A"

                          DIRECTORS STOCK OPTION PLAN

                             COMMUNITY BANKS, INC.

1. Purpose of Plan

  The purpose of this Plan is to enable Community Banks, Inc. (hereinafter referred to as the "Corporation") to continue to attract and retain nonemployee Directors with outstanding abilities by making it possible for them to purchase shares of the Corporation's Common Stock on terms which will give them a direct and continuing interest in the future success of the Corporation's business.

2. Definitions

  "Corporation" means Community Banks, Inc., a Pennsylvania business corporation.

  "Committee of the Board" means a committee established by the Board consisting of three or more members of the Board. The Compensation Committee may be this committee.

  "Director" means a Director of the Corporation who is not regularly employed on a salary basis by the Corporation.

  "Shares" means shares of Common Stock of the Corporation.

  "Board" means the Board of Directors of the Corporation.

  "Optionee" means a person to whom an option has been granted under this Plan which has not expired or been fully exercised or surrendered.

3. Limits on Options

  The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 200,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like. The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned. Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

4. Adjustment of Options

  The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5. Granting of Options

  The Board, or if the Board so determines, the Committee of the Board, is authorized to grant options to Directors pursuant to this Plan during the calendar year 2000 and in any calendar year thereafter to December 31, 2010, but not thereafter. The number of shares, if any, optioned in each year, the Directors to whom options are granted, and the number of shares optioned to each Director selected shall be wholly within the discretion of the Board or the Committee of the Board. However, no Director shall be awarded more options for more than 1,000 shares in any year. If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees.

6. Terms of Stock Options

  The terms of stock options granted under this Plan shall be as follows:

    (a) The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.

    (b) Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

    (c) Each option shall expire and all rights thereunder shall end ten (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and of this Section 6 in the event a Director ceases to serve as such or dies.

    (d) During the lifetime of an Optionee, his option shall be exercisable only by him and only while a Director of the Corporation or within three
  (3) years after he otherwise ceases so to serve (but in any event not later than the end of the period specified in paragraph (c) of this, Section 6).

    (e) If an Optionee dies within a period during which his option could have been exercised by him, his option may be exercised within three months after his death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him immediately prior to his death.

    (f) If Optionee is removed as a Director for any of the reasons specified in Section 1726(b) of the Pennsylvania Business Corporation Law of 1988, all options theretofore granted to the Optionee preceding such removal shall be forfeited by Optionee and rendered unexercisable.

    (g) Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

7. Exercise of Options

  No option granted under this Plan may be exercised before the first to occur of (i) one year from the date of option grant, and (ii) a Change in Control of the Corporation. Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

8. Change in Control

  For the purposes of this Agreement, a Change in Control with respect to any Optionee shall be deemed to have occurred when any of the following events shall have occurred without the prior written consent of such Optionee:

    (a) An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Corporation representing 24.99% or more of the combined voting power of the Corporation's securities then outstanding;

    (b) A merger, consolidation or other reorganization of the Corporation, except where the resulting entity is controlled, directly or indirectly, by the Corporation;

    (c) A merger, consolidation or other reorganization of the Corporation, except where shareholders of the Corporation immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of the Corporation's Board of Directors;

    (d) A sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation to another entity, except to an entity controlled, directly or indirectly, by the Corporation or a corporate division involving the Corporation;

    (e) A contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Corporation; or

    (f) During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

9. Reorganization of the Corporation

  In the event that the Corporation is succeeded by another corporation or bank in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or bank shall assume the outstanding options granted under this Plan or shall substitute new options for them.

10. Delivery of Shares

  No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in part in the Corporation's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board, no shares will be delivered upon the exercise of an option until the Optionee has given the Corporation a satisfactory written statement that he is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.

11. Administration

  The Board or the Committee of the Board may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, the Director(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Corporation and its shareholders.

12. Reservation of Shares

  Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Corporation shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

13. Amendment of Plan

  The Board may amend this Plan from time to time as it deems desirable.

14. Termination of the Plan

  The Board may, in its discretion, terminate this Plan at any time prior to December 31, 2010, but no such termination shall deprive Optionees of their rights under their options.

15. Effective Date

  This Plan shall become effective on January 2, 2000, and options hereunder may be granted at any time on or after that date.

                                                                   APPENDIX "B"

                             COMMUNITY BANKS, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I--PURPOSE

1.01. Purpose

  The Community Banks, Inc. Employee Stock Purchase Plan will provide a method for employees of Community Banks, Inc. and its subsidiaries to acquire a proprietary interest in Community Banks, Inc. (the "Company"). Under the Employee Stock Purchase Plan, participating employees may purchase shares of the Common Stock of the Company. The Company intends to have the Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under (S)423 of the Internal Revenue Code of 1986, as amended. The Employee Stock Purchase Plan shall be construed to comply with the requirements of that section of the Internal Revenue Code.

                            ARTICLE II--DEFINITIONS

2.01. Base Pay

  "Base Pay" means the regular straight-time earnings of an employee, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02. Board of Directors

  "Board of Directors" means the Board of Directors of the Company.

2.03. Code

  "Code" means the Internal Revenue Code of 1986, as amended.

2.04. Committee

  "Committee" means the committee administering the Employee Stock Purchase Plan, which is more fully described in Article XI.

2.05. Company

  "Company" means Community Banks, Inc.

2.06. Employee

  "Employee" means any person who is employed by the Company or any of its subsidiaries, except those employees who work twenty (20) hours or less per week, or five (5) months or less per calendar year.

2.07. Offerings

  "Offerings" means the monthly offerings of the Company's common stock. The first Offering will begin on July 1, 2000 and end on July 31, 2000.

2.08. Offering Commencement Date

  "Offering Commencement Date" means the first day of each month.

2.09. Offering Termination Date

  "Offering Termination Date" means the last day of each month.

2.10. Participant

  "Participant" means any eligible employee of the Company or any of its subsidiaries that has completed an authorization for payroll deduction on the form provided by the Company and filed the form with the Secretary of the Company.

2.12. Plan

  "Plan" means the Community Banks, Inc. Employee Stock Purchase Plan.

2.13. Stock

  "Stock" means the common stock of the Company.

                  ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

  An employee is eligible to participate in the Plan if: (i) he or she has completed ninety (90) days' employment; and (ii) he or she is employed by the Company or any of its subsidiaries on the date the employee's participation in the Plan becomes effective. Eligible employees may participate in Offerings under the Plan which commence on or after the employee meets the eligibility requirements set forth in this section.

3.02. Leave of Absence

  For purposes of the Plan, a person on leave of absence will be considered an employee for the first 90 days of the leave of absence. The person's employment shall be considered terminated at the close of business on the 90th day of the leave of absence. Termination by the Company (or a subsidiary as the case may be) of any employee's leave of absence, other than termination of the leave of absence on return to full time or part time employment, will terminate the employee's participation in the Plan and the employee's right to exercise any option outstanding under the Plan.

3.03. Restrictions on Participation

  Any provision of the Plan to the contrary notwithstanding, no employee will be granted an option:

    (a) if, immediately after the grant, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any employee); or

    (b) which permits the Participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 determined by the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.

3.04. Commencement of Participation

  An eligible employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Secretary of the Company. With respect to each Offering, the payroll deduction authorization must be received by the Company on or before the date set therefor by the Committee. For each Offering, payroll deductions for a Participant will commence on the applicable

Offering Commencement Date, and will end on the Offering Termination Date, unless sooner terminated by the Participant as provided in Article VIII.

                             ARTICLE IV--OFFERINGS

4.01. Monthly Offerings

  The Plan will be implemented by monthly Offerings of the Company's Common Stock beginning on the 1st day of each month and terminating on the last day of each month.

                         ARTICLE V--PAYROLL DEDUCTIONS

5.01. Amount of Deduction

  At the time a Participant files the authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay. The deductions shall be made on each payday during the time the employee is a Participant in an Offering. The rate of each deduction shall be at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Participant's base pay in effect at the Offering Commencement Date.

5.02. Participant's Account

  All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may not make any separate cash payments into the account except when on leave of absence, and then only as provided in (S)5.04.

5.03. Changes in Payroll Deductions

  A Participant may discontinue participation in the Plan as provided in
Article VIII. No other change can be made during an Offering. Specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering.

5.04 Leave of Absence

  If a Participant goes on a leave of absence, that Participant will have the right to elect:

    (a) to withdraw the balance in his or her account pursuant to (S)7.02;

    (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or

    (c) remain a Participant in the Plan during the leave of absence, authorizing deductions to be made from payments by the Company to the Participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to the Participant are insufficient to meet the Participant's authorized Plan deductions.

                        ARTICLE VI--GRANTING OF OPTION

6.01. Number of Option Shares

  On the Commencement Date of each Offering, a Participant will be granted an option to purchase as many whole and fractional shares of the Stock as he or she will be able to purchase with the aggregate sum of the payroll deduction deposited in his or her account during that Offering.

6.02. Option Price

  The option price of Stock purchased during each annual Offering for a Participant shall be ninety (90%) percent of the fair market value of the Stock on the Offering Commencement Date or the nearest prior business day to the Offering Commencement Date. The percentage used shall be subject to change in the sole and exclusive discretion of the Board of Directors.

                        ARTICLE VII--EXERCISE OF OPTION

7.01. Automatic Exercise

  Unless a Participant gives written notice to the Secretary of the Company as hereinafter provided, the Participant's option for the purchase of Stock with payroll deductions made during any offering will be exercised automatically on the Offering Termination Date for the purchase of the number of whole and fractional shares of Stock which the balance in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to (S)6.01).

7.02. Withdrawal of Account

  By written notice to the Secretary of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the money in the Participant's account.

7.03. Fractional Shares

  Fractional shares will be issued under the Plan.

7.04. Transferability of Option

  During a Participant's lifetime, options held by the Participant shall be exercisable only by that Participant.

                           ARTICLE VIII--WITHDRAWAL

8.01. In General

  A Participant may withdraw payroll deductions credited to his or her account under the Plan at any time (subject to Section 7.02) by giving written notice to the Secretary of the Company. All of the Participant's payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of notice of withdrawal. No further payroll deductions will be made from the Participant's pay during such Offering.

8.02. Effect on Subsequent Participation

  A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03. Termination of Employment

  Upon termination of the Participant's employment for any reason, including retirement (but excluding death or continuation of a leave of absence for a period beyond 90 days), the Participant's participation in the Plan shall automatically terminate, the Participant shall not be entitled to purchase any shares at the end of the Offering, and the payroll deductions credited to the Participant's account will be returned to the Participant.

8.04. Termination of Employment Due to Death

  Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in (S)12.01) shall have the right to elect, by written notice given to the Secretary of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

    (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan; or

    (b) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date following the date of the Participant's death under the terms described in Section 7.01.

  In the event that no written notice of election is received by the Secretary of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

8.05. Leave of Absence

  A Participant on leave of absence shall, subject to the election made by the Participant pursuant to (S)5.04, continue to be a Participant in the Plan so long as the Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days will not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of the leave of absence, the Participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                             ARTICLE IX--INTEREST

9.01 Payment of Interest

  No interest will be credited to a Participant's account regardless of whether the funds in the account are used to exercise options or are withdrawn.

                               ARTICLE X--STOCK

10.01 Maximum Shares

  The maximum number of shares which will be issued under the Plan, for all Offerings shall be 100,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in (S)12.03

10.02. Participant's Interest in Option Stock

  The Participant will have no interest in Stock covered by his or her option until the option has been exercised.

10.03. Dividends

  By participating in an Offering, each Participant shall be deemed to have authorized the Company to collect and accumulate all dividends paid on shares held in his or her account and to apply those dividends to the purchase of additional shares of Stock as of the dividend payment date, and at the then applicable fair market value (without any discount).

10.04. Registration of Stock

  Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant directs by written notice to the Company prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designate by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law, or in the name of a registered broker-dealer.

                          ARTICLE XI--ADMINISTRATION

11.01. Appointment of Committee

  The Board of Directors shall appoint a committee (the "Committee") to administer the Plan. The Committee which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02. Authority of Committee

  The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determination shall be conclusive.

11.03. Rules Governing the Administration of the Committee

  The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. Meetings by telephone are permissible. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XII--MISCELLANEOUS

12.01. Transferability

  In no event may any rights with regard to the exercise of an option or to receive stock under the Plan be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with (S)7.02.

12.02. Use of Funds

  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

12.03. Adjustment Upon Changes in Capitalization

  (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee. In addition, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

  (b) Upon the (i) dissolution or liquidation of the Company; (ii) reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation;

or (iii) upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this
(S)12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.04. Amendment and Termination

  The Board of Directors shall have complete power and authority to terminate or amend the Plan. The Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to (S)12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.05. Effective Date

  The Plan shall become effective as of July 1, 2000, subject to approval by the holders of the majority of the Stock present and represented at the 2000 annual meeting of the shareholders. If the Plan is not approved, the Plan shall not become effective.

12.06. No Employment Rights

  The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.07. Effect of Plan

  The provisions of the Plan will be binding upon all successors of each employee participating in the Plan, including, without limitation, the employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.08. Governing Law

  The law of the State of Pennsylvania will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                     PROXY
                             COMMUNITY BANKS, INC.
                                 P.O. Box 350
                             Millersburg, PA 17061
                           Telephone: (717) 692-4781

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS OF COMMUNITY BANKS, INC.

     The undersigned hereby appoints Thomas Bischof, Kathy Mull, and Kimberly Dove as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all shares of common stock of Community Banks, Inc. ("CBI") held of record by the undersigned on February 29, 2000 at the Annual Meeting of Shareholders to be held on May 2, 2000 or any adjournments thereof.

     The Board of directors recommends that you vote for Items 1 - 4 below.

1.   ELECTION OF DIRECTORS:
     For all Nominees Listed Below  [_]          Withhold Authority  [_]
     (except as indicated below)

                                    CLASS A
                    Thomas L. Miller        James A. Ulsh
                    Ronald E. Boyer         Peter DeSoto

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

                             --------------------

2. 2000 DIRECTORS STOCK OPTION PLAN: To approve our 2000 Directors Stock Option Plan.

                    FOR ____       AGAINST ____       ABSTAIN ____

3.   EMPLOYEE STOCK PURCHASE PLAN: To approve our Employee Stock Purchase Plan.

                    FOR ____       AGAINST ____       ABSTAIN ____

4. OTHER BUSINESS: Take action on other business which may properly come before the meeting.

                    FOR ____       AGAINST ____       ABSTAIN ____

     The shares represented by this proxy will be voted as specified. If no specification or direction is made, they will be voted for the election of each Class A Director, for the 2000 Directors Stock Option Plan, for the Employee Stock Purchase Plan and for any other business in accordance with the recommendations of management. This proxy may be revoked prior to its exercise. Please return this proxy as soon as possible in the enclosed postage paid envelope.

Dated the      day of          , 2000.                                  (SEAL)
                                           -----------------------------
                                           Signature

                                                                        (SEAL)
                                           -----------------------------
                                           Signature

                                           Please date and sign exactly as your
                                           name appears hereon. When signing as
                                           an Attorney, Executor, Administrator,
                                           Trustee or Guardian, please give full
                                           title. If more than one Trustee, all
                                           must sign. All joint owners must
                                           sign.